                                  EXHIBIT 1(3)



                                                                                                         Ontario Corporation Number
                                                                                                          Numero de la compagnie en
                                                                                                                   Ontario
                                                                                                                   1148160

---------------------------------------------------------------
                                                                    Trans       Line                 Comp       Method
                                                                     Code       No.       Stat       Type       Incorp.     Share
                       Director / Directeur                         -------    -------    ------     ------     --------    -------
    Business Corporation Act / Lot sur les sociates par actions       A          O          O          A           3          S
                                                                    -------    -------    ------     ------     --------    -------
                                                                      18         20        28         29          30          31

                                                                    Notice                       Jurisdiction
                                                                    Req'd
                                                                    -------    -------------------------------              -------
                                                                      N        ONTARIO                                        A
                                                                    -------    -------------------------------              -------
                                                                      32       33                     47                      57
-----------------------------------------------------------------------------------------------------------------------------------


                            ARTICLES OF AMALGAMATION
                                STATUTS DE FUSION


1.  The name of the amalgamated corporation is:     Denomination sociale de la compagnie issue de la fusion:
     --------------------------------------------------------------------------
     P E N S T A R  W I R E C O M  ,  L T D .
     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------


2.  The address of the registered office is:          Address du siege social:

    95 WELLINGTON STREET WEST, SUITE 904, BOX 44
--------------------------------------------------------------------------------
     (Street & Number or R.R. Number & Multi-Office Building give Room No.)
   (Rue et numero ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numbero du bureau)

                                                          ----------------
             CITY OF TORONTO                              M  5  J  2  N  7
--------------------------------------------------------------------------------
    (Name of Municipality or Post Office)                  (Postal Code)
(Nom de la municipalite ou du bureau de poste)             (Code postal)

                                                          MUNICIPALITY OF
       CITY OF TORONTO                in               METROPOLITAN TORONTO
---------------------------------  dans le/la  ---------------------------------
(Name of Municipality, Geographic                 County, District, Regional
Township)(Nom de la municipalite                 Municipality)(Comte, district,
         du carton)                                municipalite, regionale)

3.  Number (or minimum and maximum number)     NOMBRE (OU NOMBRES MINIMAL ET
    of directors is:                           MAXIMAL) D'ADMINISTRATEURS:

    A MINIMUM OF THREE (3) AND A MAXIMUM OF TEN (10).
--------------------------------------------------------------------------------
4.  The director(s) is/are:

-------------------------------------------------------------------------------------------------------------
                                                                                                    Resident
                                                     PREMIER(S)_ ADMINISTRATEUR(S):                 Canadian
                                                                                                      State
  First name, initials and last name       Residence address, giving Street & No. or R.R. No.,      Yes or NO
  PRENOM, INITIALES ET NOM DE FAMILLE      Municipality and postal code
                                                                                                     RESIDENT
                                           ADRESSE PERSONNELLE,  Y COMPRIS LA RUE ET LE NUMERO,      CANADIEN
                                           LE NUMERO DE LA R.R., LE NOM DE LA MUNICIPALITE           OUI/NON
                                           ET LE CODE POSTAL
-------------------------------------------------------------------------------------------------------------
  FREDERICK H. SCHUCHARDT                  2 MT. WITTENBURG COURT                                       NO
                                           SAN RAFAEL, CALIFORNIA  94903-1058

  CHARLES P. MASON, III                    665 SAN MARTIN PLACE                                         NO
                                           LOS ALTOS, CALIFORNIA  94024

  JOHN R. MOSES                            280 SIMCOE STREET, P.H. #8                                   YES
                                           TORONTO, ONTARIO  M5T 2Y5

  MURRAY R. NYE                            280 MCLEAN STREET                                            YES
                                           WINNIPEG, MANITOBA R3R 0V7

  MAX A. POLINSKY                          425 CORDOVA STREET                                           YES


                           WINNIPEG, MANITOBA R3N 1A5

5.  A) The amalgamation agreement has         A) Les actionnaires de chaque
       been duly adopted by the                  compagnie qui fusionne ont
       shareholders of each of the               dument adopte la convention de
       amalgamating corporations as              fusion conformement au
       required by subsection 176(4)             paragraphe 176(4) de la Loi sur
       of the Business Corporation Act           les compagnies a la date
       on the date set out below.                mentionnee ci-dessous.

                                     /  X  /

                           --------------------------
                           Check               Cocher
                           A or B              A ou B
                           --------------------------

                                    /     /

    B) The amalgamation has been              B) Les administrateurs de chaque
       approved by the directors of each         compagnie qui fusionne ont
       amalgamating corporation by a             approuve a l'article 177 de la
       resolution as required by section 177     Loi sur les compagnies a la
       of the Business Corporations Act on       date mentionnee ci-dessous. Les
       the date set out below.                   statuts de fusion reprennent
       The articles of amalgamation in           essentiellement les
       substance contain the provisions of       dispositions des statuts
       the articles of incorporation of          constitutifs de
       and are more particularly set out         et sont enonces textuellement
       in these articles.                        aux presents statuts.

--------------------------------------------------------------------------------


      Names of amalgamating corporations               Ontario Corporation Number            Date of Adoption/Approval
Denomination sociale des compagnies qui fusionnent   Numero de la compagnie en Ontario    Date d'adoption ou d'approbation
--------------------------------------------------------------------------------------------------------------------------
PENSTAR WIRECOM, LTD.                                           1092964                           APRIL 19, 1995.

WINTEROAD RESOURCES LIMITED                                      395388                           APRIL 19, 1995.


6.  Restrictions, if any, on business the     Limites, s'il y a lieu, imposees
    corporation may carry on or on powers     aux activities commerciales ou aux
    the corporation exercise.                 pouvoirs de la compagnie.

    NO RESTRICTIONS




7.  The classes and any maximum number of     Categories et nombre maximal,
    shares that the corporation is            s'il y a lieu, d'actions que la
    authorized to issue:                      compagnie est autorisee a emettre

    AN UNLIMITED NUMBER OF COMMON SHARES.

8.  Rights, privileges, restrictions and      Droits, privileges, restrictions
    conditions (if any) attaching to each     et conditions, s'il y a lieu,
    class of shares and directors             rattaches a chaque categorie
    authority with respect to any class       d'actions et pouvoirs des
    of shares which may be issued in          administrateurs relatifs a chaque
    series:                                   categorie d'actions qui peut etre
                                              emise en serie:

         The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

(a)      VOTING

(i) Holders of Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Corporation, except meetings of holders of another class of shares. Each Common Share shall entitle the holder thereof to one vote.

(b)      DIVIDENDS

(i) Common Shares from time to time with respect to the payment of dividends, holders of Common Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time.

(c)      LIQUIDATION, DISSOLUTION OR WINDING-UP

(i) In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of Common Shares shall be entitled to share equally, share for share, in the remaining property of the Corporation.

9.  The issue, transfer or ownership of       10. L'emission, le transfert ou la
    shares is/is not restricted and the           propriete d'actions est/n'est
    restrictions (if any) are as follows:         pas restreinte. Les
                                                  restrictions, s'il y a lieu,
                                                  sont les suivantes:

    NO RESTRICTIONS



11. Other provisions (if any):                    Autres dispositions, s'il y a
                                                  lieu:

    NONE.






12. The statements required by subsection         Les declarations exigees aux
    178(2) of the  Business Corporations          termes ou paragraphe 178(2) de
    Act are attached as Schedule "A".             la  Loi sur les compagnies
                                                  constituent l'annexe "A".

13. A copy of the amalgamation agreement          Une copie de la de fusion ou
    or directors convention (as the case          les resolutions ces
    may be) is/are attached as Schedule "B".      resolutions ces
                                                  administrateurs (selon le cas)
                                                  constitute(nt) l'annexe "B".

These article are signed in duplicate.            Les presents status sont
                                                  signes en double exemplaire







--------------------------------------------------------------------------------
Names of the amalgamating corporations and        Denomination sociale des
signatures and descriptions of office of          compagnies qui fusionnent,
their proper officers.                            signature et fonction de leurs
                                                  dirigeants regulierement
                                                  designes.

       PENSTAR WIRECOM, LTD.                      WINTEROAD RESOURCES LIMITED


    Per:                                          Per:
        ---------------------------                   --------------------------
        President                                     President

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 177(2) OF
                       THE BUSINESS CORPORATIONS ACT, 1982

I, JOHN R. MOSES. of the City of Toronto, in the Municipality of Metropolitan Toronto, hereby certify and state as follows:

1. This Statement is made pursuant to subsection 177(2) of the Business Corporations Act, 1982 (the "Act").

2. I am the President of Winteroad Resources Limited ("WINTEROAD") and as such have knowledge of its affairs.

3. I have conducted such examinations of the books and records of Winteroad as are necessary to enable me to make the statements hereinafter set forth.

4. There are reasonable grounds for believing that (i) Winteroad is, and the corporation to be formed by the amalgamation of Winteroad and PenStar Wirecom, Ltd. will be, able to pay its liabilities as they become due, and (ii) the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and the stated capital of all classes.

5. There are reasonable grounds for believing that no creditor of either of the amalgamating corporations will be prejudiced by the amalgamation.

6. No creditor of Winteroad has notified such corporation that he objects to the amalgamation.

7. Based on the statements made above, Winteroad is not obligated to given notice to any creditor.

This Statement is made on the 19th day of April, 1995.


                                  -----------------------------------
                                  JOHN R. MOSES, PRESIDENT

             CANADA
                                     IN THE MATTER of the ONTARIO BUSINESS
      PROVINCE OF ONTARIO            CORPORATIONS ACT and the articles of
                                     amalgamation of Penstar Wirecom, Ltd. and
        CITY OF TORONTO              Winteroad Resources Limited.


                                TO WIT:

         I, Frederick Schuchardt, of the City of San Rafael, in the State of California, do solemnly declare that:

1. I am a director of Penstar Wirecom, Ltd. ("Penstar") and as such have personal knowledge of the matters herein declared to.

2. I have conducted such examinations of the books and records of Penstar and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.       I have satisfied myself that:

         (a) Penstar, and the corporation (the "Amalgamated Corporation") to be formed from the amalgamation of Penstar and Winteroad Resources Limited will be, able to pay its liabilities as they become due; and

         (b) the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes.

4. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

              And I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the CANADA EVIDENCE ACT.

DECLARED BEFORE ME at the City of           )
Toronto, in the Province of Ontario,        )
this 19th day of April, A.D. 1995.          )
                                            )
                                            )
                                            )

-------------------------------------            ------------------------------
Charles L.K. Higgins, a Notary Public            Frederick Schuchardt
In and for the Province of Ontario

                                  SCHEDULE "B"

         THE AMALGAMATION AGREEMENT dated as of March 14, 1995.

BETWEEN:

              WINTEROAD RESOURCES LIMITED, a corporation incorporated under the laws of Ontario,

               (hereinafter called "WINTEROAD")                OF THE FIRST PART

                                         -and-

              PENSTAR WIRECOM, LTD., a corporation
              incorporated under the laws of Ontario,

              (hereinafter called "PENSTAR")                  OF THE SECOND PART

         WHEREAS Winteroad and PenStar have agreed to complete an amalgamation under the BUSINESS CORPORATIONS ACT (ONTARIO) (hereinafter referred to as the "BCA') whereby they will amalgamate and continue under the name PenStar Wirecom, Ltd.;

         AND WHEREAS upon the amalgamation being effective, shares of each of the Amalgamating Corporations (as defined below) will be exchanged for shares of Amalco;

         NOW THEREFORE THIS AGREEMENT WITNESSETH THAT THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

1.                      ARTICLE ONE - Definitions

1.1      In this Agreement:

         "Agreement" means this Amalgamation Agreement;

         "Amalco" means the continuing corporation constituted upon the Amalgamation becoming effective;

         "Amalco Shares" means the common shares without nominal or par value in the capital of Amalco;

         "Amalgamating Corporations" means Winteroad and PenStar;

         "Amalgamation" means the amalgamation of Winteroad and PenStar pursuant to the BCA as contemplated by this Agreement;

         "Business Day" means a day on which securities may be quoted for trading through the Canadian Dealing Network ("CDN");

         "Dissenting Shareholders" means holders of Winteroad Shares or PenStar Shares who exercise rights of dissent in the manner set forth in
         Section 185 of the BCA with respect to the Amalgamation:

         "Effective Date" means the date set forth in the Certificate of Amalgamation issued pursuant to the BCA with respect to the Amalgamation.

         "Escrowed Winteroad Shares" means the 1,325,000 Winteroad Shares held in escrow.

         "PenStar Shares" means the common shares without nominal or par value in the capital of PenStar as constituted on the date hereof;

         "Information Circular" means a joint management information circular which will accompany the notices of shareholders meetings of Winteroad and PenStar called, among other things, to approve and adopt this Agreement;

         "Transfer Agent" means the transfer agent for the Amalco Shares,

         "Winteroad Statements" means the audited financial statements of Winteroad for the fiscal year ended September 30, 1994 and comparative financial statements for the fiscal year ended September 30, 1993, together with the notes and auditor's report thereto set out in Schedule "A" hereto;

         "Winteroad Shares" means the common shares without nominal or par value in the capital of Winteroad as constituted on the date hereof.

1.2 Unless the context otherwise requires, words and phrases used herein that are defined in the BCA shall have the same respective meaning herein as in BCA.

2.                      ARTICLE TWO - Representations and Warranties

2.1      Winteroad represents and Warrants to and agrees with PenStar that:

         2.1.1 Winteroad is a corporation duly incorporated and organized and validly subsisting under the BCA and has the corporate power and authority to own or lease its assets as now owned or leased and to carry on its business as now carried on and holds all necessary federal, provincial arid municipal governmental licenses, permits and authorizations in connection therewith;

         2.1.2 the authorized capital of Winteroad consists of an unlimited number of common shares of which 5,897,250 Winteroad Shares are validly issued and outstanding at the date hereof as fully paid and non-assessable shares;

         2.1.3 Only 1,325,000 of the issued and outstanding, existing Winteroad Shares are held in escrow.

         2.1.4 Winteroad has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations herewith;

         2.1.5 no person, firm or corporation has any agreement, warrant or option, or any right capable of becoming an agreement, warrant or option, for the purchase or issue of any unissued shares in the capital of Winteroad, except as disclosed herein;

         2.1.6 the Winteroad Statements are complete and accurate and present fairly the financial position of Winteroad and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

         2.1.7 there have been no changes since September 30, 1994 in the condition, financial or otherwise, or in the results of operations of Winteroad from that shown on or reflected in the Winteroad Statements which have had or may reasonably be expected to have a materially adverse effect on the business, prospects, property, financial condition or results of operations of Winteroad taken as a whole;

         2.1.8 since the date of the Winteroad Statements, Winteroad has not acquired any assets or incurred any liabilities of any nature, contingent or otherwise;

         2.1.9 since the date of the Winteroad Statements, Winteroad has conducted its business in the ordinary course, except as otherwise disclosed herein;

         2.1.10 the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly authorized by the board of directors of Winteroad and this Agreement constitutes a valid and binding obligation of Winteroad enforceable against it in accordance with its terms;

         2.1.11 Winteroad is not in breach or violation of any provisions of its constating documents, its by-laws or any agreements or instruments to which it is a party (whether oral or written) or to which any of its assets are subject;

         2.1.12 none of the execution and delivery of this Agreement, the consummation of the Amalgamation and the fulfillment of and compliance with the terms and provisions hereof will (i) result in or constitute a default under, the articles or by-laws of Winteroad or any agreement to which Winteroad is a party or any Winteroad assets are bound, (ii) constitute an event which would permit any party to any agreement with Winteroad to terminate such agreement or to accelerate the maturity of any indebtedness of Winteroad or other obligation of Winteroad, or (iii) result in the creation of imposition of any encumbrance upon the Winteroad Shares or any assets of Winteroad;

         2.1.13 there is no legal, arbitrable, governmental or other action, proceeding, or investigation pending or threatened against or otherwise affecting Winteroad or any of its assets and, to the best of its knowledge, Winteroad is not aware of any event or events which have occurred that could give rise to any such action, proceeding or investigation;

         2.1.14 Winteroad has not declared or paid any dividend or other-wise made any distribution of any kind to shareholders and Winteroad has not disposed of or entered into any agreement to dispose of any of its assets or incurred indebtedness, except as disclosed herein;

         2.1.15 to the best of its knowledge, information and belief, is in compliance wit all applicable governmental, judicial and administrative laws, by-laws, regulations and orders relevant to Winteroad's corporate existence, operations or properties and the execution and delivery of this Agreement will not violate such laws, by-laws, regulations and orders;

         2.1.16 Winteroad is a "reporting issuer" as defined in the securities legislation of Ontario and is not in default of any filings required to be made pursuant thereto or the regulations made thereunder;

         2.1.17    the Winteroad Shares are quoted for trading on the CDN;

         2.1.18    Winteroad is not a party to any:

                   2.1.18.1 contract or commitment for the employment of any officer, individual, employee or agent or any oral or written agreement to pay any director, officer, shareholder or employee (or any person related thereto) any amount for the purchase or supply of materials, supplies, equipment or services, or any amount by reason of or arising out of or related to this Agreement or the transactions contemplated hereby;

                   2.1.18.2 contract with or commitment to any labour union or employee association, and there are no current attempts by any employee to organize or establish any labour union or employee association of Winteroad;

                   2.1.18.3 contract with an unexpired term of one year or more;

                   2.1.18.4 lease or agreement in the nature of a lease, whether as lessor or lessee;

                   2.1.18.5 continuing material contract or commitment for the purchase or supply of materials, supplies, equipment or services;

                   2.1.18.6 bonus, pension, profit sharing, deterred compensation. retirement, hospitalization, insurance or similar plan or practice, formal or informal, in effect with respect to employees or others;

                   2.1.18.7 contract or commitment for the purchase or sale of any fixed or capital assets; or

                   2.1.18.8 contract or commitment not made in the ordinary course of business;

         2.1.19 Winteroad has timely filed all taxed returns required to be filed by it under all applicable income tax and other taxation legislation; all such filings are substantially true, complete and correct and all amounts of taxes due and owing have been paid;

         2.1.20 There are no actions, suits or other proceedings, investigations, ongoing audits, claims or proposed deficiencies now threatened or pending against Winteroad in respect of taxes, governmental charges or assessments; Winteroad has properly withheld ad remitted all amounts required to be withheld and remitted by it in respect of taxes; Winteroad is not aware of any contingent tax liabilities or any grounds that could prompt an assessment or reassessment and Winteroad has not received any indication from any taxation authorities that an assessment or reassessment, regardless of its merits, is proposed or under consideration;

         2.1.21 Winteroad has been and is in compliance with all federal, provincial, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environment, health and safety matters (collectively "Environmental Laws") and has not received any written notice of non-compliance and does not know, or does not have reasonable grounds to know, of any facts which would give rise to a notice of non-compliance and for greater certainty and without limiting the foregoing:

                   2.1.21.1 there have been no unrectified spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes on any of the real property owned or leased by Winteroad or under its control, nor has any such real property been used at any time by any person as a landfill or waste disposal site;

                   2.1.21.2 there have been no material releases, deposits or discharges, in violation of environmental Laws, of any hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by Winteroad;

                   2.1.21.3 no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of Winteroad;

                   2.1.21.4 Winteroad has not received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked withdrawn or terminated;

         2.1.22 the information contained in the Information Circular related to Winteroad will be true, correct and complete in all material respects and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or that is necessary in order to make the statement not misleading in light of the circumstances in which it was made.

2.2      PenStar represents and warrants to and agrees with Winteroad that:

         2.2.1 PenStar is a corporation duly incorporated and organized and validly subsisting under the BCA and has the corporate power and authority to own or lease its assets as now owned or leased and to carry on its business as now carried on and holds all necessary federal, provincial or State and municipal governmental licenses, permits and authorizations in connection therewith:

         2.2.2 the authorized capital of PenStar consists of an unlimited number of common shares of which 7,810,645 common shares are validly issued and outstanding at the date hereof as fully paid and non-accessible shares;

         2.2.3 PenStar has the corporate power and authority to enter into this Agreement;

         2.2.4 no person, firm or corporation has any agreement, warrant or option, or any right capable of becoming an agreement, warrant or option, for the purchase of any unissued shares in the capital of PenStar, except as disclosed in the Information Circular;

         2.2.5 the audited financial statements of PenStar for the period ending December 31, 1994, together with the notes thereto (the "PenStar Statements"), present fairly the financial position of PenStar and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

         2.2.6 there have been no changes since December 31, 1994 in the condition, financial or otherwise, or in the results of operations of PenStar as shown on or reflected in the PenStar Statements which have had or may reasonably be expected to have a materially adverse effect on the business, prospects, property, financial condition or results of operations of PenStar taken as a whole;

         2.2.7 none of the execution and delivery of this Agreement, the consummation of the Amalgamation and the fulfillment of and compliance with the terms and provisions hereof will (i) result in or constitute a default under, the articles or by-laws of PenStar or any agreement to which PenStar is a parry or any PenStar assets are bound, (ii) constitute an event which would permit any parry to any agreement with PenStar to terminate such agreement or to accelerate the maturity of indebtedness of PenStar or other obligation of PenStar, or (iii) result in the creation of imposition of any encumbrances upon the PenStar Shares or any assets of PenStar,

         2.2.8 there is no legal. arbitrable, governmental or other action, proceeding or investigation pending or threatened against or otherwise affecting PenStar or any of its assets and. to the best of its knowledge, PenStar is not aware of any event or events which have occurred that could give rise to any such action, proceeding or investigation;

         2.2.9 PenStar has not declared or paid any dividend or otherwise made any distribution of any kind to shareholders and PenStar has nor disposed of or entered into any agreement to dispose of any of its assets or incurred indebtedness, of PenStar as disclosed herein;

         2.2.10 to the best of its knowledge, information and belief, PenStar is in compliance with all applicable governmental laws, by-laws, regulations and orders relevant to PenStar's corporate existence, operations or properties;

         2.2.11 PenStar is a private company and is not a reporting issuer in any jurisdiction; and

         2.2.12 the information in the Information Circular relating to PenStar will be true, correct and complete in all material respect and will nor contain any untrue statement of any material fact or omit to State any material fact required to be stated therein or necessary in order to make the statements therein nor misleading in light of the circumstances in which they were made.

2.3 The representations and warranties herein shall survive the performance of the parties' respective obligations hereunder and the termination of this Agreement but all representations and warranties shall expire two years after the Effective Date, except for representations and warranties relating to tax matters or matters involving environmental liabilities which shall expire four years and six years after the Effective Date, respectively.

3.                      ARTICLE THREE - Conditions Precedent

3.1 The respective obligations of PenStar and Winteroad to complete the transaction contemplated by this Agreement shall be subject to the satisfaction, on or before the effective Date, of the following conditions:

         3.1.1 the shareholders of each of Winteroad and PenStar shall have approved this Agreement and the transactions contemplated thereby as required by the BCA:

         3.1.2 all necessary regulatory approvals have been obtained including, without limitation, any approvals required for the continued trading of Amalco Shares on the CDN.

3.2 The obligation of PenStar to complete the transaction contemplated by this Agreement is subject to the satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by PenStar in whole or in part without prejudice to PenStar's right to rely on any other condition in favour of PenStar.

         3.2.1     The Escrowed Winteroad Shares shall have been cancelled.

         3.2.2 The covenants of Winteroad to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed.

         3.2.3 Winteroad shall have furnished PenStar with certified copies of resolutions duly passed by the board of directors of Winteroad approving dais Agreement and the completion of the transactions contemplated hereunder.

         3.2.4 All of the assets and liabilities of Winteroad shall have been transferred to Subco in accordance with Section 4.2 hereof.

         3.2.5 PenStar shall have received from Subco an indemnity, in a form satisfactory to PenStar, indemnifying and saving PenStar harmless from any and all actions, causes of action, claims and demands of any kind or nature whatsoever arising as a result of the transactions contemplated herein.

         3.2.6 The number of Winteroad Shares or PenStar Shares held by shareholders who are Dissenting Shareholders (and who have not withdrawn their dissent in accordance with the BCA) shall not be a material number in the opinion of the board of directors of PenStar.

         3.2.7 The representations and warranties of Winteroad set out in this Agreement shall be true and correct on the Effective Date (before giving affect to the Amalgamation) as if made on and as of the Effective Date.

3.3 The obligation of Winteroad to complete the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Effective Date, of the following conditions, any of which may be waived by Winteroad in whole or in pan without prejudice to Winteroad's right to rely on any other condition in favour of Winteroad.

         3.3.1 The covenants of PenStar to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed.

         3.3.2 PenStar shall have Furnished Winteroad with certified copies of resolutions duly passed of the board of directors of PenStar approving this Agreement and the completion of the transactions contemplated hereunder.

         3.3.3 The Share Exchange Agreement among PenStar, Frederick H. Schuchardt and Charles P. Mason III has been completed.

         3.3.4 The representations and was warranties of PenStar set out in this Agreement shall be true and correct on the Effective Date (before giving effect to the Amalgamation) as if made on and as of the Effective Date.

4.                      ARTICLE FOUR - Covenants

4.1      Each party hereto agrees with the other that:

         4.1.1 Neither Winteroad nor PenStar will prior to or on the Effective Date allot or issue any shares of its capital or enter into any agreement except this Agreement providing *for the issue of shares of its capital.

         4.1.2 Winteroad will use its best efforts to cause the resignation, effective as of the Effective Date, of such directors and officers of Winteroad as requested by PenStar.

4.2 Prior co the Effective Date, Winteroad shall create a wholly-owned subsidiary ("Subco"). Winteroad will pay all outstanding liabilities, including the costs of the forthcoming annual and special meeting of shareholders at which the approval of the shareholders is being sought for this transaction. All of the remaining assets of Winteroad, including its mining property, will be transferred to Subco. Additionally, Subco will assume all rights and liabilities under all executory agreements such as leases and royalty agreements currently held by Winteroad. The shares of Subco will be distributed to the existing, shareholders of Winteroad as a return of stated or paid up capital and the deficiency will be reduced, if approved by the shareholders.

5.                      ARTICLE FIVE - Amalgamation

5.1 The Amalgamating Corporations hereby agree to amalgamate pursuant to the provisions of the BCA and to continue as one corporation on the terms and conditions set forth in this Agreement.

5.2 Each of Winteroad and PenStar shall call and hold a meeting of shareholders in accordance with the BCA and applicable securities laws for the purpose of approving the Agreement as required by the BCA

5.3 On the Effective Date, the Amalgamation shall become effective; the property of each Amalgamating Corporation shall continue to be the property of Amalco; Amalco shall continue to be liable for the obligations of each Amalgamating Corporation: any existing cause of action, claim or liability to prosecution shall be unaffected; any civil, criminal or administrative action or proceeding pending by or against an Amalgamating Corporation may be continued to be prosecuted by or against Amalco; any conviction against, or ruling under a judgment in favour of or against, an Amalgamating Corporation may be enforced by or against Amalco; and the Articles of Amalgamation shall be deemed to be the Articles of Incorporation of Amalco;

5.4 On the Effective Date, the share certificates evidencing Winteroad Shares shall cease to represent any claim upon or interest in Winteroad or Amalco, but rather shall represent only the right of the holder of such Winteroad Shares to receive a certificate representing Amalco Shares in denominations as determined in accordance with the terms of this Agreement and the Amalgamation.

6.                      ARTICLE SIX - Amalco

6.1      The name of Amalco shall be PenStar Wirecom, Ltd.

6.2 There shall be no restriction on the business which Amalco is authorized to carry on.

6.3 The registered office of Amalco until changed by the Board of Directors, shall be Suite 906, 95 Wellington Street West, Toronto, Ontario. M5J 2N7.

6.4 Amalco shall be authorized to issue an unlimited number of common shares. herein defined as "Amalco Shares".

6.5 The rights, privileges, restrictions and conditions attaching to the Amalco Shares as a class are as follows:

         6.5.1 one vote for each Amalco Share held at all meetings of shareholders of Amalco, ocher than meetings at which the holders of another specified class or series of shares are entitled to vote separately as a class or series;

         6.5.2 receive any dividend declared by the Board of Directors of Amalco in respect of the Amalco Shares; and

         6.5.3 subject to the prior rights of the holders of any class of shares ranking senior the Amalco Shares, to receive the remaining property of Amalco in the event of liquidation, dissolution or winding-up of Amalco, whether voluntarily or involuntarily, or any other distribution of the assets of Amalco among its shareholders for the purpose of winding-up its affairs.

6.6 There shall be no restrictions on the issue, transfer or ownership of shares in the capital of Amalco.

6.7 The Board of Directors of Amalco shall, until otherwise changed in accordance with the BCA, consist of a minimum of three and a maximum of ten directors, the number of which shall be fixed from time to time by the directors.

6.8 On the Effective Date, the number of directors shall be 5. The first directors of Amalco shall be the persons whose names and addresses appear below.


         NAME AND PROPOSED OFFICE (IF ANY)          ADDRESS            RESIDENCY
         ---------------------------------   ----------------------    ---------
         Frederick H. Schuchardt             San Rafael, California    American
         President and Chief Executive
         Officer (CEO) and Director

         Charles P. Mason III                Los Altos, California     American
         Director

         John R. Moses                       Toronto, Ontario          Canadian
         Director

         Murray R. Nye                       Winnipeg, Manitoba        Canadian
         Secretary and Director

         Max A. Polinsky                     Winnipeg, Manitoba        Canadian
         Director


6.9 The by-laws of Amalco, until repealed, amended or altered shall be as set out in the Information Circular. The by-laws may be examined at Suite 906, 95 Wellington Avenue West, Toronto, Ontario, M5J 2N7.

6.10 The initial Auditors of Amalco shall be KPMG Peat Marwick Thorne, Chartered Accountants, the auditors of Winteroad, or such other auditors as Winteroad and PenStar mutually designate prior to the Effective Date.

6.11 The initial Registrar and Transfer Agent of Amalco shall be Equity Transfer Services Inc., Suite 800, 120 Adelaide St. W., Toronto, Ontario MSH 3VI.

7.                      ARTICLE SEVEN - Conversion of Shares

7.1 Subject to sections 8.1 and 9. 1, the shares in the capital of Winteroad and PenStar which are issued and outstanding prior to the Effective Date shall, on and from the Effective Date, be converted into issued and outstanding shares in the capital of Amalco as follows:

         7.1.1 each three (3) issued and outstanding Winteroad Shares (other than Winteroad Shares held by registered holders who have exercised dissent rights in accordance with section 185 who are ultimately entitled to be paid fair value for such shares) shall be converted into one (1) issued, fully paid and non-assessable Amalco Share; and

         7.1.2 each one (1) issued and outstanding PenStar Share (other than PenStar Shares held by registered holders who have exercised dissent rights in accordance with section 135 who are ultimately entitled to be paid fair value for such shares) shall be convened into one (1) issued, fully-paid and non-assessable Amalco Share.

7.2 In accordance with the terms of the options and warrants issued by Winteroad and PenStar which are outstanding on the date hereof, upon the Amalgamation becoming effective such outstanding options and warrants will become outstanding options and warrants to purchase Amalco Shares upon the same terms and subject, to appropriate adjustments.

8.                      ARTICLE EIGHT - Fractional Shares

8.1 Fractional Amalco Shares will not be issued. A holder of Winteroad Shares or PenStar Shares who would otherwise be entitled to receive a fraction of an Amalco Share shall be issued a whole Amalco Share.

9.                      ARTICLE NINE - Dissenting Shareholders

9.1      Dissenting Shareholders who:

         9.1.1 ultimately are entitled to be paid fair value for their Winteroad Shares or PenStar Shares shall be deemed to have had their Winteroad Shares or PenStar Shares, as the case may be, cancelled on the Effective Date and Amalco shall not be required to recognize such holders as shareholders of Amalco from and after the Effective Date and the names of such holders shall be deleted from the register of holders of Amalco Shares from and after the Effective Date, and

         9.1.2 ultimately are riot entitled to be paid fair value, for any reason, for their Winteroad Shares or PenStar Shares, shall be deemed to have participated in the Amalgamation as of and from the Effective Date on the same basis as the non-dissenting shareholders and shall be deemed to have converted their Winteroad Shares or PenStar Shares, as the case may be, into Amalco Shares on the Effective Date as provided in sections 7.1 and 8. 1 hereof.

10.                     ARTICLE TEN - Articles of Amalgamation

10.1 After this Agreement has been approved in accordance with the BCA and all other terms and conditions contained in section 3.1 hereof have been fulfilled or waived pursuant to section 3.2 hereof, the Amalgamating Corporations shall, on such day as the directors of Winteroad and PenStar may select, jointly file with the Director under the BCA, Articles of Amalgamation and such other documents as may be required to complete the Amalgamation.

11.                     ARTICLE ELEVEN - Amendment and Termination

11.1 This Agreement may, at any time and from time to time before and after the holding of the Meetings of Shareholders of PenStar and of Winteroad. but not later than the Effective Date, be amended by written amendment of the parties hereto without further notice to or authorization on the part of the holders of PenStar Shares or the Winteroad Shares. Without limiting the generality of the foregoing, any such amendment may:

         11.1.1 change the time for performance of any of the covenants contained herein or in any document to be delivered pursuant hereto; or

         11.1.2 waive any inaccuracies or modify any of the covenants contained herein or in any document to be delivered pursuant hereto: or

         11.1.3 waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the parties hereto;

         provided that, notwithstanding the foregoing, the consideration to be received by holders of Winteroad Shares or PenStar Shares shall not be decreased without the approval of the holders of Winteroad Shares or PenStar Shares, as the case may be, given in the same manner as required for the approval of the Amalgamation.

11.2 This Agreement may, at any time before or after the holding of the Meetings of Shareholders of PenStar and Winteroad, but prior to the Effective Date, be terminated by agreement of the parties without further action on the part of the holders of Winteroad Shares or PenStar Shares.

         This Agreement shall be terminated without further action on the part of the holders of Winteroad Shares or the PenStar Shares if the Certificate of Amalgamation giving effect to the Agreement has not been obtained from the Register on or before _______________ 31, 1995.

12.                     ARTICLE TWELVE - Amendment and Termination

12.1 Notices - All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or by telex or telecopy, in each case to the attention of the President and in the case of Winteroad addressed to:

              Suite 906, 95 Wellington Street West
              Toronto, Ontario
              M5J 2N7

         and in the case of PenStar addressed to:

              406 - 138 Portage Avenue East
              Winnipeg, Manitoba
              R3C 0A1

              Attention: Murray R. Nye

         or such other address of which a parry may, from time to time, advise the other parries hereto by notice in writing given in accordance with the foregoing. Date of receipt of any such notice shall be deemed to be the date of delivery thereof.

12.2 Assignment - No party may assign its rights or obligations under this Agreement or the Amalgamation without the prior written consent of the other parties hereto.

12.3 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable herein.

12.4 In the event any one or more of the provisions of this Agreement is invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired.

12.5 This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts togetherconstitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date written in the beginning of this Agreement.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

  Winteroad Resources Limited               PenStar Wirecom, Ltd.


  by:                                       by:
     ------------------------                  ------------------------


  by:                                       by:
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